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                                 EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Global Sports, Inc. on Form S-8 for the purpose of registering the Jordan M. Copland, Todd Harris, and John Moerman non-incentive stock options of our report dated March 22, 2000, appearing in the Annual Report on Form 10-K of Global Sports, Inc. for the year ended January 1, 2000.



/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania

January 17, 2001